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                                                                   EXHIBIT 10.19

                First Amended and Restated Employment Agreement
                -----------------------------------------------

     This Employment Agreement dated May 29, 1998, is between Medallion Financial Corp., a Delaware corporation with its principal place of business at 437 Madison Avenue, 38th Floor, New York, NY 10022 (the "Company"), and Alvin
                                                         -------
Murstein residing at [OMITTED] (the "Executive").
                                     ---------

     Whereas, the Executive is presently employed by the Company as the Chief Executive Officer of the Company;

     Whereas, the Board of Directors of the Company (The "Board") desires to
                                                          -----
provide for the continued employment of the Executive, which the Board believes is in the best interests of the Company and its shareholders, the Executive is willing to commit himself to serve the Company, on the terms and conditions herein provided;

     Now, Therefore, in considerationof the mutual covenants and promises contained herein, the other good and valuable consideration, the receipts and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

     The Company agrees to employ the Executive, and the Executive agrees to serve the Company, on the terms and conditions set forth herein.

        1.  Title; Capacity.  The Executive shall serve as Chief Executive
        --  ---------------
Officer of the Company and shall be based at the Company's headquarters in New York City. The Executive hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board or its designee shall from time to time reasonably assign to him. The Executive agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

        2.  Term of Employment.  The Company agrees to employ the Executive,
        --  ------------------
and the Executive agrees to serve the Company for a period commencing on May 29, 1998 (the

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"Commencement Date") and continuing for five years thereafter (such period,
 -----------------
including all extensions thereto, to be collectively referred to as the "Employment Period"), unless otherwise terminated pursuant to the terms hereof.
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The Employment Period shall automatically renew annually for a new five-year term unless prior to the end of the first year of each five-year term, either the Company or the Executive provides notice to the other party to this Agreement of its intention not to extend the Employment Period beyond the then current five-year term. Any notice given pursuant to this Section shall be provided in accordance with the terms of Section 8.1 hereof and shall be provided not later than 30 days prior to the end of such one-year period.

     3. Compensation and Benefits.
     -- -------------------------

        3.1  Salary.  The Company shall pay the Executive, Payable as
        ---  ------
customairy paid by the Company, an annual base salary of $300,000 for the one-year period commencing on the Commencement Date. Such salary shall be reviewed at least annually thereafter and may be increased but not decreased from the current annual salary.

        3.2  Bonus and Fringe Benefits.  The Executive shall be entitled to
        ---  -------------------------
participate in all bonus and benefit programs or plans that the Company establishes and makes available to its employees to the extent that the Executive's position, tenure, salary, and other qualifications make him eligible to participate. The Company will pay or reimburse the lease cost of the automobile currently leased by the Executive and upon expiration or termination of the lease will continue to provide the Executive with a suitable automobile for his business and personal use. The Company will pay or reimburse all maintenance, insurance, garage and other operating expenses of the automobile currently leased by Executive or any replacement provided by the Company hereunder. The Company will pay or reimburse the Executive for the membership dues, entry fees, and all business related expenses for his membership in [OMITTED] Club.

        3.3  Reimbursement of Expenses.  The Company shall reimburse the
        ---  -------------------------
Executive for all reasonable travel, entertainment and other expenses incurred or paid by the Executive in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Executive of documentation,

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expense statements, vouchers and/or such other supporting information as the
Company may reasonably request, provided, however, that the amount available for
                                --------  -------
such travel, entertainment and other expenses may be fixed in advance by the Board.

        3.4  Insurance.  The Company shall continue to maintain all existing
        ---  ---------
life, health and disability programs which currently cover the Executive and which the Company currently pays. The Executive shall be entitled to participate in all employee benefit programs or plans maintained by the Company for employees of similar positions.

        3.5  Vacation.  The Executive shall be entitled to six weeks paid
        ---  --------
vacation per year.

        4.  Employment Termination.  The employment of the Executive by the
        --  ----------------------
Company pursuant to this Agreement may be terminated under the following circumstances:

        4.1  Expiration of Term.  Expiration of the Employment Period in
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accordance with Section 2.

        4.2  Death.  Upon the death of the Executive.
        ---  -----

        4.3  Disability.  If, as a result of the Executive's incapacity due to
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physical or mental illness, the Executive shall have failed to perform the services contemplated under this Agreement for a period of 270 consecutive days, or a total of at least 300 calendar days during any 365-day period, or a determination of disability shall have been made by a physician satisfactory to both the Executive and the Company, provided that if the Executive and the Company do not agree on a physician, the Executive and the Company shall each select a physician and these two together shall select a third physician whose determination as to disability shall be binding on both parties.

        4.4  Cause.  The Company may terminate the Executive's employment
        ---  -----
hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder in the event:
 -----

             (i)  the Executive shall have willfully failed and

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     continued to fail substantially to perform the duties (other than any failure resulting from the Executive's incapacity due to physical or mental illness or any actual or anticipated failure after the issuance by him of a Notice of Termination, as defined in Section 4.6), for 30 days after a written demand for performance is delivered to the Executive on behalf of the Company which specifically identifies the manner in which it is alleged that the Executive has not substantially performed his duties; provided
                                                                    --------
     that the Company's economic performance or failure to meet any specific projection shall not, in and of itself, constitute "Cause"; or
                                                         -----

        (ii) the Executive shall have engaged in (A) any material misappropriation of funds, properties or assets of the Company, it being understood that "material" for these purposes shall take into account both
                      --------
     the amount of funds, properties or assets misappropriated and the circumstances thereof (including the intent of the Executive in connection therewith) or (B) any malicious damage or destruction of any property or assets of the Company, whether resulting from the Executive's willful actions or omissions or the Executive's gross negligence; or

        (iii) the Executive shall (A) have been convicted of a crime involving moral turpitude or constituting a felony or (B) entered a plea of nolo contendere to any such crime, either of which has had a material adverse effect upon the business of the Company; or

        (iv) the Executive shall have (A) materially breached his obligations under Section 6 hereof or (B) breached any of the other material provisions of this Agreement and such breach shall remain uncured by the Executive within 30 days following receipt of notice from the Company specifying such breach.

     4.5  Termination by the Executive.  The Executive may terminate his
     ---  ----------------------------
employment hereunder (I) upon 90 days written notice or (ii) for Good Reason (as defined below).

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          For purpose of this Agreement, "Good Reason" shall exist if there is a
                                          -----------
     Change in Control (as defined below) of the Company and one or more of the following events shall have occurred (without the Executive's express written consent):

        (a) the assignment to the Executive of any duties inconsistent with his status as Chief Executive Officer of the Company, his removal from the position of Chief Executive Officer of the Company, or a substantial alteration in the nature or status of his responsibilities from those in effect immediately prior to the Change in Control;

        (b) a reduction by the Company of the Executive's annual base salary in effect on the date immediately prior to the Change in Control;

        (c) the relocation of the Company's principal Executive offices to a location outside mid-town New York City or a requirement that the Executive shall be based anywhere other than the Company's principal Executive offices except for required travel on the Company's business to an extent substantially consistent with his business travel obligations prior to the Change in Control;

        (d) the failure by the Company to continue in effect any bonus plan in which the Executive was participating immediately prior to the Change in Control; or

        (e) the failure by the Company to continue to provide the Executive with benefits at least as favorable as those enjoyed by him under any of the Company's pension, life insurance, medical, health and accident, disability, deferred compensation or savings plans in which he was participating at the time of the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive him of any material fringe benefit enjoyed by him at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid

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     vacation days to which he was entitled at the time of the Change in
     Control.

          For purpose of this Agreement, a "Change in Control" of the Company
                                            -----------------
shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended.

        4.6  Notice of Termination.  Any termination of the Executive's
        ---  ---------------------
employment by the Company or by the Executive other than termination pursuant to
Section 4.2) shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a
                                           ---------------------
written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances which provide a basis for termination of the Executive's employment under the provision so indicated.

        4.7  Date of Termination.  "Date of Termination" shall mean (I) if the
        ---  -------------------    -------------------
Executive's employment is terminated pursuant to Section 4.1, the date on which the Employment Period expires pursuant to Section 2, (ii) if the Executive's employment is terminated pursuant to Section 4.2, the date of the Executive's death, (iii) if the Executive's employment is terminated pursuant to Section 4.3, 30 days after the Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such 30 day period), (iv) if the Executive's employment is terminated pursuant to Section 4.4 or subsection (i) of Section 4.5, the date specified in the Notice of Termination, provided that in the case of Section 4.5, the date specified in the Notice of Termination, provided that in the case of a Section 4.4 termination it is at least 30 days subsequent to the date of the issuance of such Notice of Termination and in the case of a subsection (i) of Section 4.5 termination it is at least 90 days subsequent to the date of the issuance of such Notice of Termination, (v) if the Executive's employment is terminated pursuant to subsection (ii) of Section 4.5, the date specified in such Notice of Termination, and (vi) if the Executive's employment is terminated other than as provided herein, the date specified in the Notice of Termination,

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provided that it is at least 30 days subsequent tot he date of the issuance of such Notice of Termination.

        5.  Compensation Upon Termination.
        --  -----------------------------

        5.1 If the Executive's employment is terminated under the provision of Sections

        4.1, 4.4 or subsection (I) of Section 4.5, the Company shall pay to the Executive his full salary, bonus and benefits through the Date of Termination.

        5.2 If the Executive's employment is terminated by the Executive's death under the provision of Section 4.2, the Company shall pay to the Executive's estate the Executive's full salary, bonus and benefits to the Executive through the Date of Termination.

        5.3  If the Executive's employment is terminated under the provisions of
Section 4.3, the Company shall pay to the Executive his full salary, bonus and benefits through the Date of Termination. During any period that the Executive fails to perform his duties hereunder as a result of disability (as defined in Section 4.3), the Executive shall continue to receive his full salary, bonus and benefits through the Date of Termination.

        5.4 If the Company shall terminate the Executive's employment other than as provided herein or the Executive shall terminate his employment pursuant to subsection (ii) of Section 4.5, then:

             (i) The Company shall pay the Executive his full salary, bonus and benefits through the date of termination.

             (ii) Subject to subsection (iv) of this Section 5.4, in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay as severance pay to the Executive an amount equal to the remainder of the salary, bonus and value of the fringe benefits which the Executive would be entitled to receive for the balance of the Employment Period.

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             (iii)  The Company shall pay all other damages to which the
Executive may be entitled as a result of such termination, including damages for any and all legal fees and expenses incurred by him as a result of such termination.

             (iv) In the event that (A) any payment or benefit received or to be received by the Executive in connection with a Change in Control of the Company or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company) (collectively referred to herein as "Severance Payments")
                                                            ------------------
     would not be deductible (in whole or part) as a result of section 280G of the Internal Revenue Code of 1986, as amended, (the "Code") by the Company,
                                                          ----
     an affiliate or other person making such payment or providing such benefit and (B) it shall be determined that the net amount retained by the Executive, after deduction of the excise tax imposed by section 4999 of the Code and any federal, state and local income and employment taxes on the Severance Payments, does not exceed 110% of the net amount retained by the Executive after applying the limitations of this subsection (iv) of Section
     5.4 and after deduction of any federal, state and local income and employment taxes on the Severance Payments as so reduced, the Severance Payments shall be reduced until no portion of the Severance Payments is not deductible, or the Severance Payments are reduced to zero. For purposes of this limitation (I) no portion of the Severance Payments the receipt or enjoyment of which the Executive shall have effectively waived in writing prior tot he date of payment of the Severance Payments shall be taken into account, (ii) no portion of the Severance Payments shall be taken into account which in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Executive does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code,
      -----------------
     (iii) the Severance Payments shall be reduced only to the extent necessary so that the Severance Payments (other than those referred to in clauses (i) or (ii)) in their entirety constitute reasonable compensation for services actually rendered within

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     the meaning of section 280G(b)(4) of the code or are otherwise not subject to disallowance as deductions, in the opinion of the tax counsel referred to in clause (ii); and (iv) the value of any non-cash benefit or any deferred payment or benefit included in the Severance Payments shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the code. For purposes of determining the income taxes on the Severance Payments, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Severance Payments are to be made and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.


         (v) All options previously granted and unvested shall immediately vest.


     6.  Proprietary Information and Developments.
     --  ----------------------------------------

         6.1  Proprietary Information.
         ---  -----------------------

         (i) Th Executive agrees that all information and know how, whether or not in writing, of a private, secret, or confidential nature concerning the Company's business or financial affairs (collectively, "Proprietary
                                                             -----------
     Information") is and shall be the exclusive property of the Company. By way
     -----------
     of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, projects developments, plans, research data, financial data, personnel data, and lists of borrowers, advertisers, fleet and taxi owners. The Executive will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by the board, either during or after his employment, unless and until such Proprietary Information has become public knowledge without fault by the Executive.

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         (ii)  The Executive agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Executive or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Executive only in the performance of his duties for the Company.

         (iii) The Executive agrees that his obligation not to disclose or use information, know-how and records of the types set forth in subsection (I) and

         (ii) above, also extends to such types of information, know-how, records and tangible property of borrowers, advertisers, fleet and taxi owners or other third parties who may have disclosed or entrusted the same to the Company or the Executive in the course of the Company's business.

     6.2  Other Agreements.  The Executive hereby represents that he is not
     ---  ----------------
bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Executive further represents that his performance of all the terms of this Agreement and as an employee of the Company dos not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

7.        Non-Competition, Non-Solicitation.
--        ---------------------------------

     7.1  Non-solicitation of Employees.  The Executive agrees that during the
     ---  -----------------------------
term of the Executive's employment with the Company and for a period of one year after the termination of the Executive's employment with the Company for any reason, the Executive shall not directly recruit, solicit or otherwise induce or attempt to induce any

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employees of the Company to leave the employment of the Company.

        7.2  Non-competition.  The Executive agrees that during the term of the
        ---  ---------------
Executive's employment with the Company and for a period of one year after the termination of the Executive's employment with the Company for any reason, the Executive shall not directly or indirectly, except as a passive investor in publicly held companies and except for investments held at the date hereof, engage in competition with the Company or any of its subsidiaries, or own or control any interest in, or act as director, officer or employee of, or consultant to, any firm, corporation or institution directly engaged in competition with the Company or any of its subsidiaries; provided the Company or one of its subsidiaries are actively engaged in such business at the time the Executive's employment by the Company is terminated.

        8.  Miscellaneous.
        --  -------------

        8.1  Notices.  All notices required or permitted under this Agreement
        ---  -------
shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.1.

        8.2  Pronouns.  Whenever the context may require any pronouns used in
        ---  --------
this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

        8.3  Entire Agreement.  This Agreement constitutes the entire
        ---  ----------------
agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating t the subject matter of this Agreement.

        8.4  Amendment.  This Agreement may be amended or modified only by a
        ---  ---------
written instrument executed by both the Company and the Executive.

        8.5  Governing Law. This Agreement shall be construed, interpreted and
        ---  -------------

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enforced in accordance with the laws of the State of Delaware.

        8.6  Successors and Assigns.  This Agreement shall be binding upon and
        ---  ----------------------
inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Executive are personal and shall not be assigned by him.

        8.7  Waivers.  No delay or omission by the Company is exercising any
        ---  -------
right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

        8.8  Captions.  The captions of the sections of this Agreement are for
        ---  --------
convenience of reference only and in no way define, limit or affect the scope or substance eof any section of this Agreement.

        8.9  Severability.  In case any provision of this Agreement shall be
        ---  ------------
invalid illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.



     In Witness Whereof, the parties hereto have executed this Agreement as of the day and year set forth above.

                              Medallion Financial Corp.



                              By: /s/  Andrew M. Murstein
                                  --------------------------------

                              Title:  President
                                     -----------------------------

                              Executive

                               /s/ Alvin Murstein
                              ___________________________________

                              Alvin Murstein

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